                                                                   EXHIBIT 10.22

                              *** TEXT OMITTED AND FILED SEPARATELY CONFIDENTIAL
                                  TREATMENT REQUESTED UNDER 17 C.F.R.
                                  SECTIONS 200.80(b)(4) AND 230.406

                                                                  EXECUTION COPY
                              EMPLOYMENT AGREEMENT
                              --------------------

        The parties to this Employment Agreement (the "Agreement") are John Stolte (the "Executive"), residing at 10093 Coffee Tree Court, Manassas, Virginia 20110, and ORBCOMM Inc. (the "Company"), a company organized under the laws of Delaware, with offices located at 21700 Atlantic Boulevard, Dulles, Virginia 20166.

        The Company desires to provide for the Executive's employment by the Company, and the Executive desires to accept such employment under the terms and conditions contained herein, and the parties hereto have agreed as follows:

        1. Employment. The Company shall employ the Executive, and the Executive shall serve the Company, as Executive Vice President - Technology and Operations, with duties and responsibilities compatible with that position. The Executive agrees to devote his full time, attention, skill, and energy to fulfilling his duties and responsibilities hereunder. The Executive's services shall be performed principally at the Company's offices in Dulles, Virginia.

        2. Term of Employment. The Executive's employment under this Agreement shall commence as of June 1, 2006 (the "Start Date") and shall continue until December 31, 2008, unless sooner terminated pursuant to the provisions of
Section 4 (the "Term"). The parties hereto may extend the Term by a written agreement, signed by both parties, that specifically references this Agreement. Upon the natural expiration of the Term (or any extended Term), (a) the Executive's employment will become "at-will" and will be terminable by either party hereto for any reason not prohibited by law or for no reason, and with or without notice, (b) Section 4(e) below shall no longer be applicable and (c) the post-employment restrictions on the Executive under Section 7(b) below will no longer be applicable.

        3. Compensation. As full compensation for the services provided under this Agreement, the Executive shall be entitled to receive the following compensation during the Term:

        (a) Base Salary. During the Term, the Executive shall be entitled to receive an annual base salary (the "Base Salary") of $225,000. Any Base Salary increase will be subject to the sole discretion of the Company's Board of Directors (the "Board"). Base Salary payments hereunder shall be made in arrears in substantially equal installments (not less frequently than monthly) in accordance with the Company's customary payroll practices for its other executives, as those practices may exist from time to time.

        (b) Bonus. For each calendar year beginning with the 2006 calendar year, the Executive shall also be eligible to receive a bonus (the "Bonus") equal to up to 75% of Base Salary, determined based on the achievement of performance targets (both financial and qualitative) established each year by the Board. In order to receive such a Bonus, if any, the Executive must be actively employed by the Company on the last day of the fiscal year for which the Bonus is being paid and not have had his employment terminated with "cause" pursuant to

Section 4(c) below prior to the payment of such Bonus. Further, if the Company establishes a bonus plan or program in which the Company's executives are generally permitted to participate, then the Executive shall be entitled to participate in such plan or program. The terms and conditions of the Executive's participation in, and/or any award under, any such plan or program shall be in accordance with the controlling plan or program documents.

        (c) Employee Benefits. Subject to the Executive satisfying and continuing to satisfy any plan or program eligibility requirements, the Executive shall be entitled to receive Company-paid medical and disability insurance, Company-paid term life insurance (which shall provide for a death benefit payable to the Executive's beneficiary), Company-paid holiday and vacation time, and other Company-paid employee benefits (collectively, "Employee Benefits"), equivalent to those benefits provided to the Company's executives generally. In addition, the Executive shall be entitled to participate in any profit sharing plan and/or pension plan generally provided for the executives of the Company or any of its subsidiaries. To the extent the Company maintains a director's and officer's liability insurance policy, the Executive shall be covered by such policy to the same extent as the Company's other senior officers (however, nothing in this Agreement shall require the Company to maintain such a policy). Notwithstanding the foregoing, the Company reserves the right to amend, modify, or terminate, in its sole discretion and consistent with applicable law, any Employee Benefit and any Employee Benefit plan, program or arrangement provided to employees in general.

        (d) Equity Plan Participation. The Executive shall be entitled to participate in any equity option plan or restricted equity plan established by the Company in which the Company's executives generally are permitted to participate. The terms and conditions of the Executive's participation in, and/or any award under, any such plan shall be in accordance with the applicable controlling plan document and/or award agreement. The number and/or price of any equity-based award granted to the Executive shall be determined by the Board. Notwithstanding the foregoing, the Board will grant to the Executive an award consisting of [182,000] restricted stock units, the terms of such award to be set forth in a separate written agreement.

        (e) Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred by him in connection with the performance of his duties under this Agreement upon his presentation of appropriate vouchers and/or documentation covering such expenses. In the event that the Company requires the Executive to make weekly trips of greater than 200 miles (e.g., to the Company's offices in New Jersey), then, instead of (and not in addition to) having those travel expenses reimbursed pursuant to usual Company policy, the Company will provide the Executive with a $600 monthly car allowance.

      (f) Withholdings. All payments made under this Section 3, or any other provision of this Agreement, shall be subject to any and all federal, state, and local taxes and other withholdings to the extent required by applicable law.

         4. Termination of Employment.
            -------------------------

        (a) Absence. If the Executive shall fail or be unable to perform his essential duties under this Agreement for any reason, including a physical or mental disability, with or without reasonable accommodation, for one hundred eighty (180) calendar days during any twelve (12) month period or for one hundred twenty (120) consecutive calendar days, then the Company may, by notice to the Executive, terminate his employment under this Agreement as of the date of the notice. Any such termination shall be made only in accordance with applicable law.

        (b) Death. The Executive's employment under this Agreement shall terminate automatically upon his death.

        (c) Termination by the Company. The Company shall have the right, exercisable at any time in its sole discretion, to terminate the employment of the Executive for any reason whatsoever with or without "cause" (as defined below). The Executive's employment shall not be deemed to have been terminated with "cause" unless and until (a) he shall have received written notice from the Company advising him of the specific acts or omissions alleged to constitute "cause" and (b) in the case of (i) negligence by the Executive in the performance of his duties, or (ii) the Executive's material breach of this Agreement, those acts or omissions continue uncorrected for fifteen (15) days after he shall have received written notice to correct them.

        As used in this Agreement, termination with "cause" shall mean only the Executive's involuntary termination for reason of: (i) negligence by the Executive in the performance of his duties; (ii) embezzlement by the Executive from the Company; (iii) conviction of, or plea of guilty or no contest to, a felony; (iv) any action or omission by the Executive that is injurious to the financial condition or business reputation of the Company; or (v) the Executive's material breach of this Agreement.

        (d) Termination by the Executive. The Executive shall have the right to terminate his employment with the Company by providing at least two (2) months of advance written notice of such decision. Upon the receipt of such notice from the Executive, the Company may in its sole discretion accelerate such two-month period in order to make such termination effective sooner, and/or may withdraw any and all duties from the Executive and exclude him from the Company's premises during the notice period.

        (e) Severance. If the Executive's employment is terminated pursuant to Sections 4(a) or 4(b) above during the Term, then the Executive, or his estate, as applicable, shall be entitled to continue to receive his then Base Salary for one (1) year immediately following such termination. If the Company shall terminate the Executive's employment without "cause" pursuant to Section 4(c) above during the Term, then the Executive shall be entitled to continue to receive his then Base Salary for one (1) year following the employment termination date. All payments under this Section 4(e) are conditioned upon the Executive's execution of, and the effectiveness of the release attached hereto as Exhibit A (the "Release"), and are payable in regular installments consistent with normal Company payroll practices in effect from time to time. Subject only to Executive's (or his estate's) execution and effectiveness of the Release, the Company's obligation under this Section 4(e) shall be absolute and unconditional, and the Executive shall be entitled to such severance payments regardless of the amount of compensation and benefits the Executive may earn or be entitled to with respect to any other employment he may obtain during the period for which severance payments are payable.

        If the Company terminates the Executive's employment with "cause" pursuant to Section 4(c) above, or if the Executive's employment is terminated for any reason following the expiration of the Term, then the Executive shall not be entitled to any further payments under this Agreement, including Base Salary, Bonus, Employee Benefits, or Severance, after the date of termination, but Executive shall be entitled to all Base Salary, Bonus and Employee Benefits that have accrued prior to the effective date of such termination.

        To the extent that any amount payable under this Agreement constitutes amounts payable under a "nonqualified deferred compensation plan" (as defined in Internal Revenue Code Section 409A (hereinafter, "Section 409A")) following a "separation from service" (as defined in Section 409A), including any amount payable under this Section 4, then, notwithstanding any other provision in this Agreement to the contrary, such payment will not be made until the date that is six months following the Executive's "separation from service," but only if the Executive is then deemed to be a "specified employee" under Section 409A.

        5. Change of Control. If a "Change of Control" occurs, then the Executive shall be entitled to Severance in accordance with Section 4(e) as if his employment were terminated by the Company without "cause," unless such successor or transferee continues the Executive's employment on substantially equivalent terms. This Agreement shall be binding on any and all successors and/or assigns of the Company.

        "Change of Control" means (a) the Company's merger or consolidation with another corporation or entity, (b) the Company's transfer of all or substantially all of its assets to another person, corporation, or other entity, or (c) a sale of the Company's stock in a single transaction or series of related transactions that results in the holders of the outstanding voting power of the Company immediately prior to such transaction or series of transactions owning less than a majority of the outstanding voting securities for the election of directors of the surviving company or entity immediately following such transaction or series of transactions (other than any registered, underwritten public offering by the Company of the Company's stock or pursuant to any stock-based compensation plan of the Company).

        6. Arbitration. Except as provided in Section 7(h) below, any dispute or controversy between the parties hereto, whether during the Term or thereafter, including without limitation, any and all matters relating to this Agreement, the Executive's employment with the Company and the cessation thereof, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in Washington, DC pursuant to the AAA's National Rules for the Resolution of Employment Disputes (or their equivalent), which arbitration shall be confidential, final, and binding to the fullest extent permitted by law. The parties agree to waive their right to a trial by jury and agree that they will not make a demand, request or motion for a trial by jury or court. This agreement to arbitrate shall be binding upon the heirs, successors, and assigns and any trustee, receiver, or executor of each party. A party shall initiate the arbitration process by delivering a written notice of such party's intention to arbitrate to the other party at the address set forth above. The parties shall endeavor to select an arbitrator by mutual agreement within thirty (30) days after the written notice of intention to arbitrate is received. If the parties fail to select an arbitrator by mutual agreement, the party seeking arbitration shall notify the AAA of the demand for arbitration and obtain a list of arbitrators from the AAA's Employment Dispute Resolution Roster. If the parties fail to agree on an arbitrator, the AAA Administrator or his/her delegate shall select an arbitrator, who is a member of the AAA's Employment Dispute Resolution Roster. The arbitrator shall have the authority to resolve all issues in dispute, including the arbitrator's own jurisdiction, and to award compensatory remedies and other remedies permitted by law. The arbitrator shall decide the matters in dispute in accordance with the governing law provisions of this Agreement, except that the parties agree that this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. ss. 1, et seq. The award of the arbitrator shall be final and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accountings. The arbitrator in any such dispute shall have discretion to award attorneys' fees and costs as part of any resolution of a claim arising under this Agreement. Except as otherwise provided by the arbitrator or applicable law, each party hereto shall be responsible for paying its own attorneys' fees and costs incurred in connection with any dispute between the parties. To the extent inconsistent with the form of arbitration agreement that the Company's employees generally are required to enter into, including the Executive, this arbitration provision shall control. Otherwise, to the extent compatible, effect shall be given to both this arbitration provision and the Company's form of arbitration agreement that the Executive will be required to execute.

        7. Obligations of the Executive.
           ----------------------------

        (a) Protectable Interests of the Company. The Executive acknowledges that he has played and will continue to play an important role in establishing the goodwill of the Company and its related entities, including relationships with clients, employees, and suppliers. The Executive further acknowledges that over the course of his employment with the Company, he has and will continue to
(i) develop special relationships with clients, employees, and/or suppliers, and/or (ii) be privy to Confidential Information (as defined below). As such, the Executive agrees to the restrictions below in order to protect such interests on behalf of the Company, which restrictions the parties hereto agree to be reasonable and necessary to protect such interests.

        (b) Non-Competition. During the Executive's employment and for the one
(1) year period immediately thereafter, the Executive shall not, anywhere in the world, whether directly or indirectly, for himself or for any third party, (i) engage in any business activity, (ii) provide professional services to another person or entity (whether as an employee, consultant, or otherwise), or (iii) become a partner, member, principal, or stockholder having a 10% or greater interest in any entity, but in each such case, only to the extent that such activity, person, or entity is in competition with the Business. For purposes of this Section 7(b) and Section 7(c) below, "Business" shall mean the business of offering wireless data communication services, including for the purpose of tracking and/or monitoring fixed or mobile assets, the business of designing, manufacturing or distributing modems that operate on such services, or any other business in which the Company is materially engaged during the six (6) month period immediately preceding the Executive's termination of employment. The Executive acknowledges and understands that, due to the global nature of the Company's business and the technological advancements in electronic communications around the world, any geographic restriction of the Executive's obligation under this Section 7(b) would be inappropriate and counter to the protections sought by the Company hereunder.

        (c) Non-Solicitation. During the Executive's employment and for the two
(2) year period immediately thereafter, the Executive shall not, anywhere in the world, whether directly or indirectly, for himself or for any third party: (i) solicit any business or contract, or enter into any business or contract, directly or indirectly, with any supplier, licensee, customer, or partner of the Company that (A) was a supplier, licensee, customer, or partner of the Company at, or within six (6) months prior to, the termination of Executive's employment, or (B) was a prospective supplier, licensee, customer, or partner of the Business at the time of the Executive's termination of employment, and in either case, for purposes of engaging in an activity that is in competition with the Business; or (ii) solicit or recruit, directly or indirectly, any of the Company's or its subsidiaries' employees, or any individuals who were employed by the Company's or its subsidiaries' within six (6) months prior to the termination of the Executive's employment, for employment or engagement (whether as an employee, consultant, or otherwise) with a person or entity involved in marketing or selling products or services competitive with the Business. The Executive acknowledges and understands that, due to the global nature of the Company's business and the technological advancements in electronic communications around the world, any geographic restriction of the Executive's obligation under this Section 7(c) would be inappropriate and counter to the protections sought by the Company hereunder.

        (d) Confidential Information. The Executive acknowledges that during the course of his employment with the Company, he has had and will continue to have access to information about the Company, and its clients and suppliers, that is confidential and/or proprietary in nature, and which belongs to the Company. As such, at all times, both during the Term and thereafter, the Executive will hold in the strictest confidence, and not use or attempt to use except for the benefit of the Company, and not disclose to any other person or entity (without the prior written authorization of the Company) any Confidential Information (as defined below). Notwithstanding anything contained in this Section 7(d), the Executive will be permitted to disclose any Confidential Information to the extent required by validly issued legal process or court order, provided that the Executive notifies the Company immediately of any such legal process or court order in an effort to allow the Company to challenge such legal process or court order, if the Company so elects, prior to the Executive's disclosure of any Confidential Information.

        For purposes of this Agreement, "Confidential Information" means any confidential or proprietary information which belongs to the Company, or any of its clients or suppliers, including without limitation, technical data, market data, trade secrets, trademarks, service marks, copyrights, other intellectual property, know-how, research, business plans, product information, projects, services, client lists and information, client preferences, client transactions, supplier lists and information, supplier rates, software, hardware, technology, inventions, developments, processes, formulas, designs, drawings, marketing methods and strategies, pricing strategies, sales methods, financial information, revenue figures, account information, credit information, financing arrangements, and other information disclosed to the Executive by the Company or otherwise obtained by the Executive during the course of his employment, directly or indirectly, and whether in writing, orally, or by electronic records, drawings, pictures, or inspection of tangible property. "Confidential Information" does not include any of the foregoing information which has entered the public domain other than by a breach of this Agreement.

        (e) Return of Company Property. Upon the termination of the Executive's employment with the Company (whether upon the expiration of the Term or otherwise), or at any time during such employment upon request by the Company, the Executive will promptly deliver to the Company and not keep in his possession, recreate, or deliver to any other person or entity, any and all property which belongs to the Company, or which belongs to any other third party and is in the Executive's possession as a result of his employment with the Company, including without limitation, computer hardware and software, palm pilots, pagers, cell phones, other electronic equipment, records, data, client lists and information, supplier lists and information, notes, reports, correspondence, financial information, account information, product information, files, and other documents and information, including any and all copies of the foregoing.

        (f) Ownership of Property. The Executive acknowledges that all inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, and all similar or related information (whether or not patentable) that relate to the Company's or any of its affiliates' actual or anticipated business, research, and development, or existing or future products or services, and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while engaged by the Company or any of its affiliates (including any of the foregoing that constitutes any

Confidential Information) ("Work Product") belong to the Company or such affiliate, and the Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company or such affiliate.

        (g) Judicial Modification. The Executive acknowledges that it is the intent of the parties hereto that the restrictions contained or referenced in this Section 7 be enforced to the fullest extent permissible under the laws of each jurisdiction in which enforcement is sought. If any of the restrictions contained or referenced in this Section 7 is for any reason held by an arbitrator or court to be excessively broad as to duration, activity, geographical scope, or subject, then such restriction shall be construed or judicially modified so as to thereafter be limited or reduced to the extent required to be enforceable in accordance with applicable law.

        (h) Equitable Relief. The Executive acknowledges that the remedy at law for his breach of this Section 7 will be inadequate, and that the damages flowing from such breach will not be readily susceptible to being measured in monetary terms. Accordingly, upon a violation of any part of this Section 7, the Company shall be entitled to immediate injunctive relief (or other equitable relief) from any court with proper jurisdiction and may obtain a temporary order restraining any further violation. No bond or other security shall be required in obtaining such equitable relief, and the Executive hereby consents to the issuance of such equitable relief. Nothing in this Section 7(h) shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the parts of this Section 7 which may be pursued or availed of by the Company.

        (i) Severance Payments. If the Company fails to make severance payments to the Executive that are required under Section 4(e) above, then the provisions of Sections 7(b) and 7(c) above shall automatically terminate and shall no longer be binding upon the Executive after the date that the Company fails to make any severance payments required under Section 4(e) above. Nothing in this
Section 7(i) shall be deemed to limit the Executive's remedies at law or equity for any breach by the Company of its obligation to make severance payments pursuant to Section 4(e) above.

        8. Miscellaneous.
           -------------

        (a) Notices. Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered personally or five (5) days after mailed by registered mail, return receipt requested, to the Executive and the Company at their respective addresses set forth above (or at such other address as a party may specify by notice to the other).

        (b) Entire Agreement; Amendment. This Agreement contains a complete statement of all of the arrangements between the Executive and the Company with respect to the employment of the Executive by the Company and the Executive's compensation for such employment, and supersedes all previous agreements, arrangements, and understandings, written or oral, relating thereto. This Agreement supersedes and replaces the Agreement by and between the Company and the Executive dated as of July 2004.

        This Agreement may not be amended except by a written agreement signed by the Company and the Executive. Notwithstanding the foregoing, the parties hereto acknowledge that the requirements of Code Section 409A are still being developed and interpreted by government agencies, that certain issues under Code
Section 409A remain unclear at this time, and that the parties hereto have made a good faith effort to comply with current guidance under Code Section 409A. Notwithstanding anything in this Agreement to the contrary, in the event that amendments to this Agreement are necessary in order to comply with future guidance or interpretations under Code Section 409A, including amendments necessary to ensure that compensation will not be subject to Code Section 409A, the Executive agrees that the Company shall be permitted to make such amendments, on a prospective and/or retroactive basis, in its sole discretion.

        (c) Severability. In the event that any provision of this Agreement, or the application of any provision to the Executive or the Company, is held to be unlawful or unenforceable by any court or arbitrator, then the remaining portions of this Agreement shall remain in full force and effect and shall not be invalidated or impaired in any manner.

        (d) Waiver. No waiver by any party hereto of any breach of any term or covenant in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach, or a waiver of any other term or covenant contained in this Agreement.

        (e) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Virginia applicable to agreements made and to be performed in the Commonwealth of Virginia.

        IN WITNESS WHEREOF, the parties hereto have executed this document as of the 30th day of August, 2006 to be effective as of June 1, 2006.

                                          ORBCOMM INC.

                                          By: /s/ Christian Le Brun
                                             ------------------------------
                                          Name: Christian Le Brun
                                             ------------------------------
                                          Title: Senior Vice President
                                                 and General Counsel
                                             ------------------------------
                                          /s/ John Stolte
                                          ---------------------------------
                                          John Stolte

                          EXHIBIT A -- GENERAL RELEASE
                          ----------------------------

        FOR AND IN CONSIDERATION OF the employment agreement to which this General Release is attached, I, John Stolte, agree, on behalf of myself, my heirs, executors, administrators, and assigns, to release and discharge ORBCOMM Inc. (the "Company"), and its current and former officers, directors, employees, agents, owners, subsidiaries, divisions, affiliates, parents, successors, and assigns (the "Released Parties") from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, and demands whatsoever ("Losses") which I, my heirs, executors, administrators, and assigns have, or may hereafter have, against the Released Parties or any of them arising out of or by reason of any cause, matter, or thing whatsoever from the beginning of the world to the date hereof, including without limitation, my employment agreement (except as provided below), my employment by the Company and the cessation thereof, and all matters arising under any federal, state, or local statute, rule, or regulation, or principle of contract law or common law, including but not limited to, the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C.ss.ss.2101 et seq., the Fair Labor Standards Act of 1938, as amended, 29 U.S.C.ss.ss. 201 et seq., the Family and Medical Leave Act of 1993, as amended, 29 U.S.C.ss.ss.2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.ss.ss.2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C.ss.ss.621 et seq. (the "ADEA"), the Americans with Disabilities Act of 1990, as amended, 42 U.S.C.ss.ss.12101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C.ss.ss.1001 et seq., the Virginia Human Rights Act, as amended, Va. Code Ann.ss.ss.2.1-714 et seq., the Virginia Persons with Disabilities Act, as amended, Va. Code Ann.ss.ss.51.5-1 et seq., and any other equivalent federal, state, or local statute; provided that I do not release or discharge the Released Parties from any Losses arising under the ADEA which arise after the date on which I execute this General Release. It is understood that nothing in this General Release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to me, any such wrongdoing being expressly denied.

        I represent and warrant that I fully understand the terms of this General Release, that I have had the benefit of advice of counsel or have knowingly waived such advice, and that I knowingly and voluntarily, of my own free will, without any duress, being fully informed, and after due deliberation, accepts its terms and sign the same as my own free act. I understand that as a result of executing this General Release, I will not have the right to assert that the Company violated any of my rights in connection with my employment agreement, my employment, or with the termination of such employment; provided, however, that this General Release does not release or discharge any claims that I may have against the Company for breach of its obligation to make severance payments to me after the termination of my employment in accordance with Section 4(e) of the employment agreement to which this General Release is attached.

        Except as to any claims that I may file for any breach by the Company of
Section 4(e) of the employment agreement to which this General Release is attached, I affirm that I have not filed, and agree not to initiate or cause to be initiated on my behalf, any complaint, charge, claim, or proceeding against the Released Parties before any federal, state, or local agency, court, or other body relating to my employment agreement, my employment, or the cessation thereof, and agree not to voluntarily participate in such a proceeding. However, nothing in this General Release shall preclude or prevent me from filing a claim that challenges the validity of this General Release solely with respect to my waiver of any Losses arising under the ADEA.

        I acknowledge that I have twenty-one (21) days in which to consider whether to execute this General Release. I understand that I may waive such 21-day consideration period. I understand that upon my execution of this General Release, I will have seven (7) days after such execution in which I may revoke my execution of this General Release. In the event of revocation, I must present written notice of such revocation to the General Counsel at the Company by
delivering such written notice to him at                                     .
                                        -------------------------------------

        If seven (7) days pass without receipt of such written notice of revocation, this General Release shall become binding and effective on the eighth day (the "Release Effective Date").

        This General Release shall be governed by the laws of the Commonwealth of Virginia without giving effect to its conflict of laws principles.



-----------------------------                        ------------------
John Stolte                                          Date

STATE OF                                      )
        ----------------------------------
                                              :     ss.:
COUNTY OF                                     )
        ----------------------------------

        On the   day of                   in the year 200  , before me, the
undersigned, personally appeared JOHN STOLTE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument he executed such instrument, and that such individual made such appearance before the undersigned.


                                 -----------------------------------------------

                                                  Notary Public

2006 PERFORMANCE TARGETS FOR JOHN STOLTE EMPLOYMENT AGREEMENT

SUMMARY OF COMPENSATION                     2006
-----------------------                   --------
Base Salary                               $225,000
% Chg

Bonus at performance thresholds
Minimum                                   $ 33,750   15%
Target                                    $168,750   75%

INCENTIVE COMPENSATION TARGETS                2006
------------------------------            -----------
Net Subscriber Additions                     [***]
EOP Subscribers                              [***]
EBITDA                                       [***]

ANNUAL CASH BONUS                         TARGETS    BONUS    % OF TARGET
-----------------                         -------   -------   -----------
Net Subscriber Additions
   Minimum                                 [***]    $16,875       7.5%
   % of target                              90.0%
   Target                                  [***]    $28,125      12.5%
   % of target                             100.0%

EBITDA
   Minimum                                 [***]    $16,875       7.5%
   % of target                             110.0%
   Target                                  [***]    $28,125      12.5%
   % of target                             100.0%

Qualitative Targets
[***]                                               $56,250      25.0%

[***]                                               $56,250      25.0%

* The [***] shall be measured as set forth in the attached Schedule A.

                  Schedule A to 2006 Performance Targets Under
                     Employment Agreement with John Stolte



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